ANNEX K --PROJECTIONS FOR THE FISCAL YEARS 2001 THROUGH 2006

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



Condensed Consolidated
Balance Sheets                              Stratosphere Corporation and Subsidiaries
                                                         Year Ended       Year Ended       Year Ended       Year Ended
                                                       Dec 31, 2000     Dec 31, 2001     Dec 31, 2002     Dec 31, 2003
(In thousands)                                             (Actual)      (Projected)      (Projected)       (Projected)
Assets:
Current Assets:
         Cash and cash equivalents                          $23,441          $24,184         $21,979          $24,349
         Cash and cash equivalents-restricted                 1,926            1,926           1,926            1,926
         Marketable securities                                4,459            2,000           2,000            2,000
         Investments restricted                                 988            1,037           1,037            1,037
         Accounts receivable, net                             2,665            2,460           2,460            2,460
         Other current assets                                 5,191            6,078           6,078            6,078
                                                    ---------------- ---------------- --------------- ----------------
Total Current Assets                                         38,670           37,685          35,480           37,850
                                                    ---------------- ---------------- --------------- ----------------

Property and Equipment, Net                                 166,619          205,906         204,177          202,565
Other Assets:                                       ---------------- ---------------- --------------- -----------------
         Deferred financing costs                               137              480             621              183
         Lease incentive                                      1,950            1,616           1,282              948
         Other receivable                                     3,000            3,000           3,000            3,000
                                                    ---------------- ---------------- --------------- ----------------

Total Other Assets                                            5,087            5,096           4,902            4,130
                                                    ---------------- ---------------- --------------- ----------------

Total Assets                                               $210,376         $248,687        $244,559         $244,545
                                                    ================ ================ =============== ================

Liabilities and Shareholders' Equity:
Current Liabilities:
         Accounts payable                                    $8,542           $1,159          $1,159           $1,159
         Current portion of capital lease                     2,667            3,111               -                -
          obligation
         Current portion of notes payable                       713            1,879           2,031            2,196
         Current portion of lessee incentive                      -              334             334              334
         Accrued payroll and related expenses                 4,912            6,610           6,610            6,610
         Other accrued expenses                              12,744           13,013          13,013           13,013
                                                    ---------------- ---------------- --------------- ----------------

Total Current Liabilities                                    29,578           29,106          23,147           23,312
                                                    ---------------- ---------------- --------------- ----------------

Long-Term Liabilities:
         Accrued lessee incentive                             1,950            1,616           1,282              948
         Capital lease obligation-less current                3,111                -               -                -
            portion
         Notes payable-less current portion                  39,037           83,174          81,143           78,947
                                                    ---------------- ---------------- --------------- ----------------
Total Long-Term Liabilities                                  44,098           84,790          82,425           79,895
                                                    ---------------- ---------------- --------------- ----------------
Total Liabilities                                            73,676          110,896         105,572          103,207
                                                    ---------------- ---------------- --------------- ----------------
Shareholders' Equity:
         Preferred stock, $0.1 par value;
          authorized 3,000,000 shares; no shares
          issued                                                  -                -
         Common stock, $0.1 par value; authorized
          10,000,000 shares; issued and outstanding
          2,030,000                                              20               20              20               20
         Additional paid-in capital                         129,816          129,816         129,816          129,816
         Retained earnings                                    6,864            7,955           9,151           11,502
                                                    ---------------- ---------------- --------------- ----------------
Total Shareholders' Equity                                  136,700          137,791         138,987          141,338
                                                    ---------------- ---------------- --------------- ----------------
Total Liabilities and Shareholders' Equity                 $210,376         $248,687        $244,559         $244,545
                                                    ================ ================ =============== ================

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Condensed Consolidated
Balance Sheets                                    Stratosphere Corporation and Subsidiaries
                                                         Year Ended     Year Ended          Year Ended
                                                      Dec  31, 2004   Dec 31, 2005        Dec 31, 2006
(In thousands)                                          (Projected)    (Projected)          (Projected)
Assets:
Current Assets:
         Cash and cash equivalents                          $27,116          $30,786          $36,239
         Cash and cash equivalents-restricted                 1,926            1,926            1,926
         Marketable securities                                2,000            2,000            2,000
         Investments restricted                               1,037            1,037            1,037
         Accounts receivable, net                             2,460            2,460            2,460
         Other current assets                                 6,078            6,078            6,078
                                                    ---------------- ----------------  ---------------
Total Current Assets                                         40,617           44,287           49,740
                                                    ---------------- ----------------  ---------------
Property and Equipment, Net                                 201,738          200,915          199,980
                                                    ---------------- ----------------  ---------------
Other Assets:
         Deferred financing costs                                 -                -                -
         Lease incentive                                        614              280                -
         Other receivable                                     3,000            3,000            3,000
                                                    ---------------- ---------------- ---------------
Total Other Assets                                            3,614            3,280            3,000
                                                    ---------------- ---------------- ---------------
Total Assets                                               $245,969         $248,481         $252,720
                                                    ================ ================ ===============

Liabilities and Shareholders' Equity:
Current Liabilities:
         Accounts payable                                    $1,159           $1,159           $1,159
         Current portion of capital lease obligation              -                -                -
         Current portion of notes payable                     2,374            2,567            2,800
         Current portion of lessee incentive                    334              334              280
         Accrued payroll and related expenses                 6,610            6,610            6,610
         Other accrued expenses                              13,013           13,013           13,013
                                                    ----------------  ---------------  ---------------
Total Current Liabilities                                    23,490           23,683           23,862
                                                    ----------------  ---------------  ---------------
Long-Term Liabilities:
         Accrued lessee incentive                               614              280                -
         Capital lease obligation-less current portion            -                -                -
         Notes payable-less current portion                  76,573           74,006           71,206
                                                    ----------------  --------------- ---------------
Total Long-Term Liabilities                                  77,187           74,286           71,206
                                                    ----------------  --------------- ---------------
Total Liabilities                                           100,677           97,969           95,068
                                                    ----------------  --------------- ---------------
Shareholders' Equity:
         Preferred stock, $0.1 par value; authorized
           3,000,000 shares; no shares issued
         Common stock, $0.1 par value; authorized
           10,000,000 shares; issued and outstanding
           2,030,000                                             20               20               20
         Additional paid-in capital                         129,816          129,816          129,816
         Retained earnings                                   15,456           20,676           27,816
                                                   ----------------  ----------------  --------------
Total Shareholders' Equity                                  145,292          150,512          157,652
                                                   ----------------  ---------------- --------------
Total Liabilities and Shareholders' Equity                 $245,969         $248,481         $252,720
==============================================     ================  ===============  ===============



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



Condensed Consolidated
Statements of Operations                                               Stratosphere Corporation and Subsidiaries

                                                      Year Ended    6 Mos. Ended  3 Mos. Ended     Year Ended      Year Ended
                                                    Dec 31, 2000   June 30, 2001  Sep 30, 2001   Dec 31, 2001    Dec 31, 2002
(In thousands)                                          (Actual)      (Actual)       (Actual)      (Projected)    (Projected)

Revenues:
         Casino                                         $ 53,104      $ 28,505      $ 17,541      $ 63,411      $ 69,001
         Hotel                                            26,168        13,004         9,551        31,332        36,396
         Food and beverage                                36,157        17,549         9,838        36,164        36,396
         Tower, retail and other income                   28,612        14,064         6,900        27,859        25,205
                                                   -------------- ------------- ------------- ------------- -------------
Gross Revenues                                           144,041        73,122        43,830       158,766       166,998
         Less promotional allowances                      11,279         6,357         3,769        13,844        14,930
                                                   -------------- ------------- ------------- ------------- -------------
Net Revenues                                             132,762        66,765        40,061       144,922       152,068
                                                   -------------- ------------- ------------- ------------- -------------

Costs and Expenses:
         Casino                                           30,390        15,722         9,652        34,974        36,571
         Hotel                                            10,595         5,401         4,007        13,013        14,558
         Food and beverage                                25,956        12,522         7,427        25,805        26,205
         Other operating expenses                         13,312         6,982         3,297        12,143        11,064
         Depreciation and amortization                     8,582         4,652         2,349        10,495        10,063
         Selling, general and administrative              36,552        18,731        11,891        43,874        45,878
                                                   -------------- ------------- ------------- ------------- -------------
                  Total Costs and Expenses               125,387        64,010        38,623       140,304       144,339
                                                   -------------- ------------- ------------- ------------- -------------

Income From Operations                                     7,375         2,755         1,438         4,618         7,729
                                                   -------------- ------------- ------------- ------------- -------------
Other income (expense):
         Interest income                                   1,047           574           234         1,250         1,500
         Interest expense                                (1,057)          (826)       (1,648)       (4,190)       (7,389)
         Gain (loss) on sale of assets                       (4)             -            20             -             -
                                                   -------------- ------------- ------------- ------------- -------------
            Total Other Income (Expense), net               (14)          (252)       (1,394)       (2,940)       (5,889)

                                                   -------------- ------------- ------------- ------------- -------------

Income Before Income Taxes                                 7,361         2,503            44         1,679         1,840

Provision for Income Taxes                                 2,533           876            15           588           644
                                                   -------------- ------------- ------------- ------------- -------------


Net Income                                              $  4,828      $  1,627       $    29      $  1,091      $  1,196
                                                   ============== ============= ============= ============= =============

EBITDA                                                  $ 15,957      $  7,407      $  3,787      $ 15,114      $ 17,792
                                                   ============== ============= ============= ============= =============
EBITDA % of Net Revenues                                  12.02%        11.09%          9.45%        10.43%        11.70%





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                                                      Year Ended     Year Ended    Year Ended    Year Ended
                                                    Dec 31, 2003   Dec 31, 2004  Dec 31, 2005  Dec 31, 2006
(In thousands)                                       (Projected)   (Projected)    (Projected)   (Projected)

Revenues:
         Casino                                         $ 71,400      $ 74,630      $ 78,787      $ 84,746
         Hotel                                            38,029        40,491        43,497        47,458
         Food and beverage                                39,581        42,872        46,780        50,847
         Tower, retail and other income                   27,937        29,773        31,162        32,891
                                                   -------------- ------------- ------------- -------------
Gross Revenues                                           176,947       187,766       200,226       215,942
         Less promotional allowances                      15,918        17,098        18,516        20,163
                                                   -------------- ------------- ------------- -------------
Net Revenues                                             161,029       170,668       181,710       195,779
                                                   -------------- ------------- ------------- -------------

Costs and Expenses:
         Casino                                           37,842        39,554        41,757        44,915
         Hotel                                            15,212        16,196        17,399        18,983
         Food and beverage                                28,498        30,868        33,682        36,610
         Other operating expenses                         12,105        12,809        13,518        14,495
         Depreciation and amortization                    10,447        10,361        10,857        11,615
         Selling, general and administrative              48,172        50,581        53,110        55,765
                                                   -------------- ------------- ------------- -------------
                  Total Costs and Expenses               152,276       160,368       170,322       182,384
                                                   -------------- ------------- ------------- -------------

Income From Operations                                     8,753        10,300        11,388        13,396
                                                   -------------- ------------- ------------- -------------

Other income (expense):
         Interest income                                   1,750         2,250         2,750         3,500
         Interest expense                                 (6,887)       (6,467)       (6,106)       (5,912)
         Gain (loss) on sale of assets
                                                   -------------- ------------- ------------- -------------
                                                   -------------- ------------- ------------- -------------
             Total Other Income (Expense), net            (5,137)       (4,217)       (3,356)       (2,412)

                                                   -------------- ------------- ------------- -------------

Income Before Income Taxes                                 3,616         6,083         8,032        10,984

Provision for Income Taxes                                 1,266         2,129         2,811         3,844
                                                   -------------- ------------- ------------- -------------

Net Income                                           $     2,350    $    3,954    $    5,221    $    7,139
                                                   ============== ============= ============= =============

EBITDA                                               $    19,200    $   20,660    $   22,245    $   25,011
                                                   ============== ============= ============= =============
EBITDA % of Net Revenues                                   11.92%        12.11%        12.24%        12.77%



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



Condensed Consolidated
Statements of Cash Flows            Stratosphere Corporation and Subsidiaries
                               Year Ended         Year Ended       Year Ended        Year Ended        Year Ended         Year Ended
                             Dec 31, 2001       Dec 31, 2002     Dec 31, 2003      Dec 31, 2004      Dec 31, 2005       Dec 31, 2006
(In thousands)                (Projected)        (Projected)      (Projected)       (Projected)       (Projected)        (Projected)

EBITDA                            $15,114            $17,792          $19,200           $20,660           $22,245          $25,011
Capital expenditures               (7,351)            (8,000)          (8,500)           (9,200)           (9,700)         (10,400)
                          ---------------- ----------------- ----------------  ----------------- -----------------  ----------------
Adjusted EBITDA                     7,763              9,792           10,700            11,460            12,545           14,611
Interest income                     1,250              1,500            1,750             2,250             2,750            3,500
Loan proceeds                      45,750
New construction                  (42,097)
Deferred charges
additions                            (890)              (855)
Debt service:
         Interest                  (4,190)            (7,389)          (6,887)           (6,467)           (6,106)          (5,912)
         Principal                 (3,114)            (5,324)          (2,365)           (2,530)           (2,708)          (2,901)
Federal income taxes                 (588)              (644)          (1,266)           (2,129)           (2,811)          (3,844)
Net change in current
assets & liabilities               (3,718)                 -                -                 -                 -                -
                          ---------------- ----------------- ----------------  ----------------- ----------------- ----------------
Cash flow                             166             (2,920)           1,932             2,584             3,670            5,453
Cash balance, beginning
of year                            23,441             23,607           20,687            22,620            25,204           28,874
                          ---------------- ----------------- ----------------  ----------------- ----------------- ----------------
Cash balance, end of
year                              $23,607            $20,687          $22,620           $25,204           $28,874          $34,327
                          ================ ================= ================  ================= ================= ================




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